SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 22, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 865-2800

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement.

On June 22, 2005, Huffy Corporation (“Huffy”), the China Export & Credit Insurance Corporation and Huffy’s primary suppliers (collectively referred to as the “Sinosure Group”), and the Official Unsecured Creditors Committee (the “Committee”) reached an agreement in principle on a Plan of Reorganization (the “Plan”).  The agreement in principle provides that substantially all of Huffy’s pre-petition liabilities will be discharged in exchange for $12 million of notes and 100% of new voting common equity of the reorganized company, which will be distributed to unsecured creditors.  Huffy plans to finalize and file its proposed Plan and Disclosure Statement with the United States Bankruptcy Court for the Southern District of Ohio, Western Division in July 2005.  Subject to approval by the Bankruptcy Court as to the adequacy of the Disclosure Statement, Huffy plans to begin soliciting acceptances of the Plan from its creditors in August 2005 and for the Bankruptcy Court to conduct a confirmation hearing for the Plan in September 2005.  Prior to entering into the agreement in principle, several of the members of the Sinosure Group were and remain suppliers of Huffy.  The China Export & Credit Insurance Corporation has and continues to provide credit insurance to suppliers of Huffy on Huffy invoices.

Item 8.01  Other Events

On June 28, 2005, Huffy issued a press release announcing the agreement in principle with the Sinosure Group and the Committee described above and also announcing that Huffy plans to file a motion with the Bankruptcy Court seeking to terminate the Huffy Corporation Retirement Plan.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release issued June 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: June 28, 2005	By: _/s/ Nancy A. Michaud Nancy A. Michaud Senior Vice President – General Counsel and Secretary

Exhibit No. 99.1

Contact:

Kim Martin Lewis

Dinsmore & Shohl LLP

(513) 977-8259

HUFFY CORPORATION ANNOUNCES

• AGREEMENT IN PRINCIPLE FOR CONSENSUAL

PLAN OF REORGANIZATION

• PLANS TO ASK PBGC TO ASSUME PENSION BENEFITS

Substantially All Participants Are Unaffected

MIAMISBURG, OHIO, JUNE 27, 2005 – HUFFY CORPORATION (OTC-HUFCQ) today announced it had reached an agreement in principle on a Plan of Reorganization with the China Export & Credit Insurance Corporation and Huffy’s primary suppliers (collectively referred to as the “Sinosure Group”) and the Official Unsecured Creditors Committee.  The agreement in principle was reflected in a term sheet that has been executed by these parties-in-interest, and is subject to definitive documentation, a vote of Huffy’s creditors and Bankruptcy Court approval.

The agreement in principle provides that substantially all of Huffy’s pre-petition liabilities will be discharged in exchange for notes and new voting common equity of the reorganized company. Initial distributions to the unsecured creditors will be 30 percent of the new voting common equity of the Company (in the form of new Class A shares) and a $3 million note to the Sinosure Group and 70 percent of the new common equity (in the form of new Class B shares) and a $9 million note to the other unsecured creditors.  The Sinosure Group as holders of Class A shares will elect a majority of Huffy’s Board of Directors and, through the provision of trade credit to Huffy on favorable terms, have the ability to earn over 5 years up to 51% of the aggregate new common voting stock of the reorganized entity.  The notes and post-confirmation trade credit will be secured by a first lien on Huffy’s intangible assets and a second lien on Huffy’s other assets. Under the agreement in principle, the reorganized company will emerge as a private company. It is presently expected that current equity holders will not receive any distributions and their equity interests would be cancelled.

John A. Muskovich, Chief Executive Officer and President, stated: “I am pleased to be able to announce this agreement as a positive step towards a consensual Plan of Reorganization which will result in Huffy emerging from bankruptcy later this year.  This agreement is a continuing indication of the strong support that Huffy is receiving from its suppliers and the confidence that they have in the long-term viability of this business.  We are particularly appreciative of the leadership role of Sinosure (China Export & Credit Insurance Corporation) and our suppliers in China which are members of the Sinosure Group for their support of the Company during the bankruptcy period, and we look forward to working closely with them in the future as shareholders.”

China Export & Credit Insurance Corporation (also known as Sinosure) is an agency of the Chinese government providing export credit insurance to Chinese exporters, including many of Huffy’s suppliers.  Zhidong Liang, Executive Vice President of Sinosure, said in Beijing: “We look forward to Huffy’s emergence from bankruptcy and its future growth as one of America’s leading bicycle brands and as a significant golf supplier.  Sinosure and Huffy’s suppliers in China have played a critical role in Huffy’s reorganization, based on the strong business relationship between Huffy and its suppliers and their mutual interest in Huffy’s future.”

This announcement of the agreement in principle should not be deemed a solicitation for acceptance of a plan of reorganization.

Huffy is working closely with its key constituencies to finalize and subsequently file its proposed Plan of Reorganization and Disclosure Statement with the Bankruptcy Court in July 2005.  Subject to approval by the Court as to the adequacy of the Disclosure Statement, Huffy plans to begin soliciting acceptances of the Plan of Reorganization from its creditors in August 2005 and for the Bankruptcy Court to conduct a confirmation hearing for the Plan in September 2005.

As a key component of the Plan of Reorganization, Huffy will also be filing next week a motion with the Bankruptcy Court to terminate the Huffy Corporation Retirement Plan (the “Pension Plan”).

Huffy has approximately 3,600 retirees and about 130 current employees.  Ninety-nine percent of Plan participants and beneficiaries would see no change in their pension benefits if the court approves the request, because the Pension Benefit Guaranty Corporation (PBGC) would take over responsibility for paying out the benefits. The PBGC is a unit of the federal government that insures pension plans. It is funded through premiums paid by companies such as Huffy.

“Although pension benefits for the vast majority of employees and retirees will not be affected, nevertheless, this was still a difficult decision to make and one we made only after considering all possible alternatives,” said Mr. Muskovich. “We have made important progress on Huffy’s turnaround by selling underperforming assets, streamlining operations, and solidifying relationships with key customers.  Having the PBGC assume these pension obligations will clear the way for Huffy to be a stronger, healthier company.”

On October 20, 2004, Huffy Corporation and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. The bankruptcy cases are being jointly administered under Case No. 04-39148. Huffy Corporation and its subsidiaries continue to operate their businesses and manage their properties as debtors in possession.

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Huffy Corporation (OTC-HUFCQ) is a diversified sporting goods company, marketing bicycles and wheeled products under the Huffy®, Royce Union®, and  Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands, and a variety of products as a licensee.

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This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Huffy operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to those cautionary statements contained in the Huffy Corporation’s report on Form 10-K, dated March 5, 2004.